Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Willbros Group, Inc.:
     We consent to the incorporation by reference in the registration statements (No. 333-18421, 333-53748, 333-74290, 333-135543 and 333-139353) on Form S-8 and (Nos. 333-139499, 333-135540 and 333-147123) on Form S-3 of Willbros Group, Inc. of our reports dated March 12, 2007 except for the change in presentation of Depreciation and Note 14, which is as of February 21, 2008 with respect to the consolidated balance sheet of Willbros Group, Inc. as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two-year period then ended, the effects of the adjustment to retrospectively apply the change in presentation of Depreciation as indicated in Note 1 and the change in reportable segments in Note 14 to the consolidated financial statements for the years 2006 and 2005 and the related financial statement schedule, which reports appear in the December 31, 2007 annual report on Form 10-K of Willbros Group, Inc.
/s/ GLO CPAs, LLLP
Houston, Texas
February 28, 2008